November 12, 2008

Berliner Communications, Inc.
97 Linden Avenue
Elmwood Park, NJ 07407

Re:	Berliner Communications, Inc. Registration Statement on Form S-1 (File No. 333-155242)

Ladies and Gentlemen:

We have acted as special counsel to Berliner Communications, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1 (File No. 333-155242) (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and resale by certain securityholders (the “Selling Shareholders”) of the Company of up to 896,756 shares of the Company’s common stock (the “Common Stock”), par value $0.00002 per share (the “Shares”), that have been previously issued upon the exercise of certain warrants (the “Exercised Warrants”) or issuable upon the exercise of certain other warrants (the “Unexercised Warrants,” in accordance with the provisions of Rule 429 under the Securities Act, collectively with the Exercised Warrants, the “Warrants”) held by the Selling Shareholders. The prospectus constituting part of the Registration Statement also covers 1,187,128 shares of Common Stock previously registered with the Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-1, as amended, File No. 333-147855 (the “Initial Registration Statement”).

This opinion is being furnished in accordance with the requirements of the SEC’s Form S-1 and Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i) the Registration Statement as filed with the SEC on November 12, 2008 under the Securities Act;

(ii) the Note Purchase Agreement dated December 29, 2006, between the Company and certain investors listed therein, as supplemented by those certain Joinder Agreements, delivered by Pacific Asset Partners, LLC, dated February 2, 2007, and Sigma Berliner LLC, dated February 15, 2007;

(iii) the Advisory Services Agreement dated December 29, 2006 between the Company and Sigma Capital Advisors, LLC;

Berliner Communications, Inc.
November 12, 2008

(iv) the Common Stock Purchase Warrant dated December 29, 2006 executed by the Company for the benefit of Sigma Opportunity Fund, LLC;

(v) the Common Stock Purchase Warrant dated December 29, 2006 executed by the Company for the benefit of Sigma Capital Advisors, LLC;

(vi) the Common Stock Purchase Warrant dated February 2, 2007 executed by the Company for the benefit of Pacific Asset Partners, LP;

(vii) the Common Stock Purchase Warrant dated February 15, 2007 executed by the Company for the benefit of Sigma Berliner, LLC;

(viii) the Common Stock Purchase Warrant dated February 15, 2007 executed by the Company for the benefit of Sigma Capital Advisors, LLC;

(ix) the Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), of the Company as in effect on the date hereof, certified by the Secretary of the Company;

(x) the Amended and Restated Bylaws (the “Bylaws”) of the Company as in effect on the date hereof, certified by the Secretary of the Company;

(xi) a copy of certain resolutions of the board of directors of the Company adopted on December 29, 2006, February 2, 2007 and February 15, 2007, relating to the Warrants; November 28, 2007, relating to the Initial Registration Statement; and November 11, 2008 relating to the Registration Statement, as each has been certified by the Secretary of the Company; and

(xii) a specimen certificate representing the Shares.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, and the conformity to authentic and complete original documents of all documents submitted to us as certified, conformed or photostatic copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than officers of the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of, entry into, execution and delivery of such documents by all requisite action, corporate or other, and due execution and delivery by such parties of such documents and, except as set forth below, the validity and binding effect of such documents on such parties. We have also assumed that the Company will not take any action that would result in the shares reserved for issuance upon the exercise of any Unexercised Warrants being unavailable for issuance upon the exercise of such Unexercised Warrants. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others without verification of the accuracy of such statements and representations.

Berliner Communications, Inc.
November 12, 2008

In rendering the opinions set forth below, we have assumed that (i) the Company continues to maintain an adequate number of authorized but unissued shares and/or treasury shares of common stock available for issuance to those persons who elect to exercise the Unexercised Warrants and (ii) the certificates evidencing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the underlying Shares. The opinions expressed below are also subject to possible judicial action giving effect to governmental actions or laws affecting creditors’ rights.

We express no opinion other than as to the federal laws of the United States of America and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) as each is in force and effect as of the date of this opinion.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Shares have been duly authorized for issuance and that number of shares of Common Stock issuable upon the exercise of the Unexercised Warrants have been reserved for issuance by all necessary corporate action.

2. The Shares issued and delivered pursuant to the Exercised Warrants are validly issued, fully paid and nonassessable.

3. Upon the exercise of an Unexercised Warrant and the payment of the exercise price for the Shares as to which that Unexercised Warrant is exercised, all in accordance with the terms of that Unexercised Warrant, each Share issued by the Company pursuant to such exercise will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Berliner Communications, Inc.
November 12, 2008

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of Shares and is not to be relied upon by any other person, or for any other purpose.

Very truly yours, Andrews Kurth LLP